Exhibit 10.27

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of January 28th, 2015 between Mason Capital Management, LLC (the “Seller”), and Golden Enterprises, Inc. (the “Purchaser” and/or “GLDC”), a Delaware corporation.

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, an aggregate of 440,875 shares (the “Shares”) of common stock, $.66 2/3 par value (the “Common Stock”), of Golden Enterprises, Inc., a Delaware corporation.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Sale of Shares and Closing.

(a)   Sale of the Shares.  At the Closing (as defined below), the Seller hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Seller, the Shares, for an aggregate sum of $2,204,375, representing the full purchase price for the Shares (the “Purchase Price”).  The parties hereto agree that the payment of the Purchase Price shall be in full satisfaction of any and all obligations owed by the Purchaser with respect to the Shares, and the Purchaser shall purchase from the Seller, all of the right, title, and interest of the Seller in and to the Shares.

(b)   Deliveries by the Purchaser.  At the Closing (as defined below), the Purchaser shall deliver to the Seller the Purchase Price by wire transfer of immediately available funds to a bank account designated by the Seller.

(c)   Deliveries by the Seller.  Concurrently with the execution hereof, the Seller shall deliver such documents relating to the transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request.  At the Closing (as defined below), the Seller shall transfer to the Purchaser the Shares.

Section 2.    The Closing.  The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of the Purchaser in Birmingham, Alabama concurrently with the execution hereof, or at such other place or on such other date as may be mutually agreeable to the Seller and the Purchaser (the “Closing Date”).

Section 3.    Representations and Warranties of the Seller.  The Seller hereby represents and warrants to the Purchaser that:

(a)   Ownership. The Seller is the lawful beneficial owner of the shares, free and clear of all security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies, and other arrangements or restrictions whatsoever (“Encumbrances”).  Immediately following the sale of the Shares to the Purchaser pursuant to this Agreement, the Seller will no longer have any rights, title, interest or other claims relating to the Shares.

(b)   Authorization; No Breach.  The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Seller is a party have been duly authorized by the Seller.  This Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies.  The execution and delivery by the Seller of this Agreement and all other agreements contemplated hereby to which the Seller is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Seller, does not and shall not conflict with or result in a breach of the terms, conditions or provisions of, or require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, its organizational documents or any material law, statute, rule or regulation to which the Seller is subject, or any material agreement, instrument, order, judgment or decree to which the Seller is subject, except where any such condition would not adversely affect its ability to perform its obligations hereunder.  The Seller has full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by the Seller hereunder.

(c)   Access to Information; Sophistication.  The Seller (i) is familiar with the business and financial condition, properties, operations and prospects of GLDC and has had the opportunity to review the periodic and current reports filed with the United States Securities and Exchange Commission by GLDC, (ii) has had access to such other information, documents and materials concerning GLDC to enable the Seller to form an independent judgment regarding the advisability of the sale of the Shares on the terms and conditions contained herein and (iii) has had such time as the Seller deems necessary and appropriate to review and analyze such filings, information, documents and other materials to enable it to form such independent judgment.  The Seller’s knowledge and experience in financial and business matters is such that the Seller is capable of evaluating the merits and risks of the Seller’s sale of the Shares.  The Seller has carefully reviewed the terms and provisions of this Agreement and has evaluated its rights and obligations contained herein and is hereby voluntarily assuming the risks relating to the transactions contemplated hereby.  The Seller has made its own decision concerning the sale of the Shares without reliance on any representation or warranty of, or advice from, Purchaser (except as provided in Section 4 below) or any of its affiliates.

(d)   Material Non-Public Information.  The Seller acknowledges and understands that Purchaser may be deemed to be in possession of material non-public information regarding GLDC not known to the Seller which may significantly impact the value of the Shares.   The Seller understands, based on its experience, the disadvantage to which the Seller is subject due to the disparity of information between the Seller and the Purchaser. Notwithstanding such disparity, the Seller has deemed it appropriate to enter into this Agreement and to consummate the sale of the Shares.  The Seller agrees that none of the Purchaser, its affiliates, principals, equityholders, employees and agents shall have any liability to the Seller or its affiliates, principals, equityholders, employees or agents, whatsoever due to or in connection with any potential use of non-public information or otherwise as a result of the sale of the Shares, and the Seller hereby irrevocably waives and releases any claim that it might have based on the failure of the Purchaser to disclose any such information, whether under applicable securities laws or otherwise.

Section 4.    Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Seller that:

(a)   Authorization; No Breach.  The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Purchaser is a party have been duly authorized by the Purchaser.  This Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies.  The execution and delivery by the Purchaser of this Agreement and all other agreements contemplated hereby to which the Purchaser is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchaser, do not and shall not conflict with or result in a breach of the terms, conditions or provisions of, or require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, its operating agreement or any material law, statute, rule or regulation to which the Purchaser is subject, or any material agreement, instrument, order, judgment or decree to which the Purchaser is subject, except where any such condition would not adversely affect its ability to perform its obligations hereunder.

Section 5.    General Provisions.

(a)   Survival of Representations.  All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by a party or on its behalf.

(b)   Public Announcements.  Except as required by applicable law, the Seller shall not make or permit any of its affiliates or representatives to make any public announcement with respect of this Agreement or the transactions contemplated hereby.

(c)   Further Assurances.  The Seller shall execute and deliver to the Purchaser, or shall cause to be executed and delivered to the Purchaser, such additional instruments or documents, and shall take or cause to be taken such other action, as the Purchaser may reasonably request from time to time after the Closing for the purpose of giving effect to the transactions contemplated hereby.

(d)   Expenses.  The parties will each pay its own costs and expenses (including attorneys’ fees and expenses) incurred in connection with the preparation, negotiation and consummation of this Agreement and the transactions contemplated hereby.

(e)   Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(f)   Counterparts. This Agreement may be executed simultaneously in any number of counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(g)   Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by any of the parties hereto and their respective successors and assigns.

(h)   Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(i)   Choice of Law.  The law of the State of Delaware will govern all questions concerning the relative rights of GLDC and its stockholders and all other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(j)   Waiver of Trial By Jury.  Each of the parties to this Agreement irrevocably and unconditionally waives the right to a trial by jury in any action, suit or proceeding arising out of, connected with or relating to this Agreement, the matters contemplated hereby, or the actions of the parties in the negotiation, administration, performance or enforcement of this Agreement.

(k)   Remedies.  Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorneys’ fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party in its sole discretion may apply to any court of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(l)   Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

GOLDEN ENTERPRISES, INC.

By:
Name:
Title:

MASON CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

Signature Page to Stock Purchase Agreement